Exhibit 99.1

Infinera Corporation Reports Second Quarter 2018 Financial Results

Sunnyvale, Calif., August 7, 2018 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for its second quarter ended June 30, 2018.
GAAP revenue for the quarter was $208.2 million compared to $202.7 million in the first quarter of 2018 and $176.8 million in the second quarter of 2017.
GAAP gross margin for the quarter was 40.5% compared to 40.5% in the first quarter of 2018 and 36.7% in the second quarter of 2017. GAAP operating margin for the quarter was (10.4)% compared to (12.2)% in the first quarter of 2018 and (22.9)% in the second quarter of 2017.
GAAP net loss for the quarter was $(21.9) million, or $(0.14) per share, compared to a net loss of $(26.3) million, or $(0.17) per share, in the first quarter of 2018, and net loss of $(42.8) million, or $(0.29) per share, in the second quarter of 2017.
Non-GAAP gross margin for the quarter was 43.9% compared to 43.7% in the first quarter of 2018 and 40.7% in the second quarter of 2017. Non-GAAP operating margin for the quarter was (0.7)% compared to (3.4)% in the first quarter of 2018 and (12.2)% in the second quarter of 2017.
Non-GAAP net loss for the quarter was $(1.3) million, or $(0.01) per share, compared to a net loss of $(7.2) million, or $(0.05) per share, in the first quarter of 2018, and net loss of $(22.8) million, or $(0.15) per share, in the second quarter of 2017.
A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.
“In Q2, we delivered strong margins and our fifth consecutive quarter of revenue growth, as customers continued to adopt our next-generation products,” said Tom Fallon, Infinera CEO. “In the second half, we expect to deploy several new opportunities that will drive multi-year growth. We believe adding Coriant’s capabilities and extensive customer base to our vertically integrated operating model and refreshed product portfolio, will allow us to enter 2019 in a position of strength. I really like our opportunity and am very excited for what the future holds.”

Financial Outlook
Infinera reaffirms the following expectations from its first quarter 2018 conference call on May 9, 2018:

•
We continue to expect revenue in the second half of 2018 will be 2% to 4% higher than revenue in the first half of 2018. This expectation implies a revenue range in the second half of 2018 of approximately $420 million to $430 million and full fiscal year 2018 revenue growth of approximately 13% compared to the prior fiscal year.

•	We continue to expect to achieve non-GAAP profitability in the fourth quarter of 2018.
For the quarter ending September 29, 2018:
We expect several new customer footprint deployments in the third quarter of 2018. We expect these new deployments will drive multi-year revenue growth and strong margins moving forward. However, as is typical with new deployments of network infrastructure, these will have lower margins initially.

•	Revenue is expected to be $210 million +/- $10 million. This expectation implies 9% year-over-year growth at the midpoint.

•	GAAP gross margin is expected to be 35% +/- 200 bps. Non-GAAP gross margin is expected to be 38% +/- 200 bps.

•	GAAP operating expenses are expected to be $97 million +/- $2 million. Non-GAAP operating expenses are expected to be $86 million +/- $2 million.

•	GAAP operating margin is expected to be approximately (12)%. Non-GAAP operating margin is expected to be approximately (3)%.

•	GAAP EPS is expected to be $(0.16) +/- $0.02. Non-GAAP EPS is expected to be $(0.05) +/- $0.02.

Infinera's Financial Outlook does not include the potential impact of the pending Coriant acquisition, including any associated prospective debt financing and other significant transactions that may be completed after August 7, 2018. Actual results may differ materially from Infinera's Financial Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.
Second Quarter 2018 Financial Commentary Available Online
A CFO Commentary reviewing Infinera's second quarter of 2018 financial results will be furnished to the SEC on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.
Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its second quarter 2018 results and its outlook for the third quarter of 2018 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events & Webcasts section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and automate optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at www.infinera.com/blog.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s expectations regarding the deployment of several new opportunities in the second half of 2018; Infinera’s ability to drive multi-year growth; Infinera’s expectations regarding its ability to enter 2019 in a position of strength; and Infinera's expectations regarding its financial outlook for the second half and third quarter of 2018. Forward-looking statements can also be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and "would” or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, the timing to consummate the proposed acquisition of Coriant; the parties’ ability to promptly and effectively integrate the businesses of Infinera and Coriant; the diversion of management time on issues related to the acquisition; the failure to consummate or any delay in consummating the acquisition for other reasons; delays in the development and introduction of new products or updates to existing products and market acceptance of these products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; the effects of increased customer consolidation; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's reliance on single and limited source suppliers; Infinera's ability to adequately respond to demand as a result of the restructuring plan; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its

Quarterly Report on Form 10-Q for the quarter ended on March 30, 2018 as filed with the SEC on May 10, 2018, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude restructuring and related costs (credits), non-cash stock-based compensation expenses, amortization of debt discount on Infinera’s convertible senior notes, amortization and impairment of acquired intangible assets, acquisition-related costs, and certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB, which closed during the third quarter of 2015, along with related tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.”
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the third quarter of 2018 that exclude non-cash stock-based compensation expenses, and amortization of acquired intangible assets and related tax effects. Please see the section titled, “GAAP to Non-GAAP Reconciliations of Financial Outlook” below on specific adjustments. Infinera has also included an estimate of non-GAAP profitability for the fourth quarter of 2018 that excludes non-cash stock-based compensation expenses, and amortization of acquired intangible assets and related tax effects. Infinera is unable to provide a reconciliation of this non-GAAP financial measure to its corresponding GAAP measure on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss, basic and diluted net loss per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.
Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Revenue:
Product	$175,288	$143,360	$346,917	$290,413
Services	32,939	33,461	63,991	61,930
Total revenue	208,227	176,821	410,908	352,343
Cost of revenue:
Cost of product	110,857	100,302	218,522	199,634
Cost of services	13,039	11,687	25,870	23,821
Restructuring and related	26	—	43	—
Total cost of revenue	123,922	111,989	244,435	223,455
Gross profit	84,305	64,832	166,473	128,888
Operating expenses:
Research and development	56,158	57,377	114,839	112,460
Sales and marketing	29,721	29,397	60,213	58,838
General and administrative	18,365	18,563	36,201	35,922
Restructuring and related	1,680	—	1,517	—
Total operating expenses	105,924	105,337	212,770	207,220
Loss from operations	(21,619)	(40,505)	(46,297)	(78,332)
Other income (expense), net:
Interest income	629	862	1,526	1,613
Interest expense	(2,501)	(3,456)	(6,184)	(6,859)
Other gain (loss), net:	1,429	(252)	1,935	(382)
Total other income (expense), net	(443)	(2,846)	(2,723)	(5,628)
Loss before income taxes	(22,062)	(43,351)	(49,020)	(83,960)
Benefit from income taxes	(124)	(512)	(802)	(670)
Net loss	(21,938)	(42,839)	(48,218)	(83,290)

Net loss per common share - basic and diluted:	$(0.14)	$(0.29)	$(0.32)	$(0.57)
Weighted average shares used in computing net loss
per common share - basic and diluted:	152,259	147,538	151,296	146,662

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 30, 2018		March 31, 2018		July 1, 2017		June 30, 2018		July 1, 2017
Reconciliation of Gross Profit:
U.S. GAAP as reported	$84,305	40.5%	$82,168	40.5%	$64,832	36.7%	$166,473	40.5%	$128,888	36.6%
Stock-based compensation(1)	2,039		994		2,071		3,033		3,902
Amortization of acquired intangible assets(2)	4,943		5,341		5,035		10,284		9,915
Acquisition-related costs(3)	—		—		6		—		46
Restructuring and related(4)	26		17		—		43		—
Non-GAAP as adjusted	$91,313	43.9%	$88,520	43.7%	$71,944	40.7%	$179,833	43.8%	$142,751	40.5%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$105,924		$106,846		$105,337		$212,770		$207,220
Stock-based compensation(1)	10,005		9,989		10,309		19,994		19,355
Amortization of acquired intangible assets(2)	1,487		1,607		1,515		3,094		2,983
Acquisition-related costs(3)	—		—		16		—		322
Restructuring and related(4)	1,680		(163)		—		1,517		—
Intangible asset impairment(5)	—		—		—		—		252
Non-GAAP as adjusted	$92,752		$95,413		$93,497		$188,165		$184,308

Reconciliation of Loss from Operations:
U.S. GAAP as reported	$(21,619)	(10.4)%	$(24,678)	(12.2)%	$(40,505)	(22.9)%	$(46,297)	(11.3)%	$(78,332)	(22.2)%
Stock-based compensation(1)	12,044		10,983		12,380		23,027		23,257
Amortization of acquired intangible assets(2)	6,430		6,948		6,550		13,378		12,898
Acquisition-related costs(3)	—		—		22		—		368
Restructuring and related(4)	1,706		(146)		—		1,560		—
Intangible asset impairment(5)	—		—		—		—		252
Non-GAAP as adjusted	$(1,439)	(0.7)%	$(6,893)	(3.4)%	$(21,553)	(12.2)%	$(8,332)	(2.0)%	$(41,557)	(11.8)%

Reconciliation of Net Loss:
U.S. GAAP as reported	$(21,938)		$(26,280)		$(42,839)		$(48,218)		$(83,290)
Stock-based compensation(1)	12,044		10,983		12,380		23,027		23,257
Amortization of acquired intangible assets(2)	6,430		6,948		6,550		13,378		12,898
Acquisition-related costs(3)	—		—		(4)		—		257
Restructuring and related(4)	1,706		(146)		—		1,560		—
Intangible asset impairment(5)	—		—		—		—		252
Amortization of debt discount(6)	1,892		2,779		2,577		4,671		5,091
Income tax effects(7)	(1,415)		(1,529)		(1,450)		(2,944)		(2,924)
Non-GAAP as adjusted	$(1,281)		$(7,245)		$(22,786)		$(8,526)		$(44,459)

Net Loss per Common Share - Basic and Diluted:
U.S. GAAP as reported	$(0.14)		$(0.17)		$(0.29)		$(0.32)		$(0.57)
Non-GAAP as adjusted	$(0.01)		$(0.05)		$(0.15)		$(0.06)		$(0.30)

Weighted Average Shares Used in Computing Net Loss per Common Share - Basic and Diluted:	152,259		150,333		147,538		151,296		146,662
____________________________

(1)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock

Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Cost of revenue	$624	$(122)	$834	$502	$1,558
Research and development	4,192	4,324	4,184	8,516	7,964
Sales and marketing	3,046	2,898	3,273	5,944	5,999
General and administration	2,767	2,767	2,852	5,534	5,392
	10,629	9,867	11,143	20,496	20,913
Cost of revenue - amortization from balance sheet*	1,415	1,116	1,237	2,531	2,344
Total stock-based compensation expense	$12,044	$10,983	$12,380	$23,027	$23,257
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(2)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(3)
Acquisition-related costs associated with the Transmode acquisition include legal, financial, employee retention costs and other professional fees incurred in connection with the transaction, including squeeze-out proceedings. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(4)
Restructuring and related costs (credits) are related to Infinera's plan to restructure its worldwide operations, which was implemented during the fourth quarter of 2017. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.

(5)
Intangible asset impairment is associated with previously acquired intangibles, which Infinera has determined that the carrying value will not be recoverable. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that these expenses are not indicative of ongoing operating performance.

(6)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million in aggregate principal amount of 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(7)	The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	June 30, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$63,308	$116,345
Short-term investments	58,860	147,596
Accounts receivable, net of allowance for doubtful accounts of $869 in 2018 and $892 in 2017	148,026	126,152
Inventory	219,343	214,704
Prepaid expenses and other current assets	46,102	43,140
Total current assets	535,639	647,937
Property, plant and equipment, net	136,769	135,942
Intangible assets	71,795	92,188
Goodwill	179,165	195,615
Long-term investments	6,586	36,129
Other non-current assets	11,026	9,859
Total assets	$940,980	$1,117,670
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80,345	$58,124
Accrued expenses	48,180	39,782
Accrued compensation and related benefits	44,352	45,751
Short-term debt	—	144,928
Accrued warranty	13,670	13,670
Deferred revenue	54,556	72,421
Total current liabilities	241,103	374,676
Accrued warranty, non-current	16,567	17,239
Deferred revenue, non-current	14,932	22,502
Deferred tax liability	16,247	21,609
Other long-term liabilities	14,719	16,279
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of June 30, 2018 and December 30, 2017
Issued and outstanding shares - 152,940 as of June 30, 2018 and 149,471 as of December 30, 2017	153	149
Additional paid-in capital	1,450,136	1,417,043
Accumulated other comprehensive income (loss)	(21,984)	6,254
Accumulated deficit	(790,893)	(758,081)
Total stockholders’ equity	637,412	665,365
Total liabilities and stockholders’ equity	$940,980	$1,117,670

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2018	July 1, 2017
Cash Flows from Operating Activities:
Net loss	$(48,218)	$(83,290)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	33,250	32,623
Non-cash restructuring and related credits	(81)	—
Amortization of debt discount and issuance costs	5,072	5,529
Impairment of intangible assets	—	252
Stock-based compensation expense	23,027	23,257
Other loss	167	320
Changes in assets and liabilities:
Accounts receivable	(22,015)	27,629
Inventory	(8,703)	(12,700)
Prepaid expenses and other assets	(1,809)	(8,127)
Accounts payable	24,458	16,927
Accrued liabilities and other expenses	(14,617)	(12,503)
Deferred revenue	2,351	10,065
Net cash used in operating activities	(7,118)	(18)
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(2,986)	(107,854)
Proceeds from sales of available-for-sale investments	23,114	3,998
Proceeds from maturities of investments	98,112	79,003
Purchase of property and equipment	(21,503)	(39,200)
Net cash provided by (used in) investing activities	96,737	(64,053)
Cash Flows from Financing Activities:
Repayment of debt	(150,000)	—
Acquisition of noncontrolling interest	—	(471)
Proceeds from issuance of common stock	11,066	11,115
Minimum tax withholding paid on behalf of employees for net share settlement	(964)	(823)
Net cash provided by (used in) financing activities	(139,898)	9,821
Effect of exchange rate changes on cash and restricted cash	(2,218)	2,943
Net change in cash, cash equivalents and restricted cash	(52,497)	(51,307)
Cash, cash equivalents and restricted cash at beginning of period	121,486	177,580
Cash, cash equivalents and restricted cash at end of period(1)	$68,989	$126,273
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$2,210	$2,683
Cash paid for interest	$1,328	$1,316
Supplemental schedule of non-cash investing activities:
Transfer of inventory to fixed assets	$1,684	$2,087

(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

	June 30, 2018	July 1, 2017

	(In thousands)
Cash and cash equivalents	$63,308	$119,820
Short-term restricted cash	308	1,423
Long-term restricted cash	5,373	5,030
Total cash, cash equivalents and restricted cash	$68,989	$126,273

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18
GAAP Revenue ($ Mil)	$185.5	$181.0	$175.5	$176.8	$192.6	$195.8	$202.7	$208.2
GAAP Gross Margin %	45.6%	38.1%	36.5%	36.7%	35.2%	24.1%	40.5%	40.5%
Non-GAAP Gross Margin %(1)	49.2%	41.8%	40.3%	40.7%	39.1%	37.5%	43.7%	43.9%
Revenue Composition:
Domestic %	56%	53%	57%	63%	59%	53%	64%	58%
International %	44%	47%	43%	37%	41%	47%	36%	42%
Customers >10% of Revenue	2	2	1	3	2	1	2	2
Cash Related Information:
Cash from Operations ($ Mil)	$5.2	($5.0)	$3.0	($3.0)	($20.9)	($1.0)	($14.1)	$7.0
Capital Expenditures ($ Mil)	$9.6	$10.4	$14.7	$24.5	$11.0	$7.8	$8.0	$13.5
Depreciation & Amortization ($ Mil)	$15.9	$15.7	$16.0	$16.6	$16.8	$16.6	$17.0	$16.3
DSOs	75	81	64	64	65	59	73	65
Inventory Metrics:
Raw Materials ($ Mil)	$37.2	$33.2	$34.8	$36.7	$35.8	$27.4	$30.3	$30.5
Work in Process ($ Mil)	$65.5	$74.5	$81.1	$91.6	$84.3	$59.6	$66.5	$61.6
Finished Goods ($ Mil)	$128.8	$125.3	$118.0	$117.7	$122.7	$127.7	$119.1	$127.2
Total Inventory ($ Mil)	$231.5	$233.0	$233.9	$246.0	$242.8	$214.7	$215.9	$219.3
Inventory Turns(2)	1.6	1.8	1.8	1.7	1.9	2.3	2.1	2.1
Worldwide Headcount	2,262	2,240	2,245	2,272	2,296	2,145	2,084	2,070
Weighted Average Shares Outstanding (in thousands):
Basic	143,850	144,770	145,786	147,538	148,777	149,412	150,333	152,259
Diluted	144,993	145,497	147,017	148,662	149,714	150,098	151,633	154,777

(1)
Non-GAAP adjustments include restructuring and related costs, non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisition of Transmode and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages and per share data)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q3'18
Outlook
Reconciliation of Gross Margin:
U.S. GAAP	35%
Stock-based compensation	1%
Amortization of acquired intangible assets	2%
Non-GAAP	38%

Reconciliation of Operating Expenses:
U.S. GAAP	$97
Stock-based compensation	(9)
Amortization of acquired intangible assets	(2)
Non-GAAP	$86

Reconciliation of Operating Margin:
U.S. GAAP	(12)%
Stock-based compensation	5%
Amortization of acquired intangible assets	4%
Non-GAAP	(3)%

Reconciliation of Net Loss per Common Share:
U.S. GAAP	$(0.16)
Stock-based compensation	0.07
Amortization of acquired intangible assets	0.05
Income tax effects	(0.01)
Non-GAAP	$(0.05)